As filed with the Securities and Exchange Commission on February 29, 2012

Registration No. 333-174999

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

KBW, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	13-4055775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
787 Seventh Avenue
New York, New York 10019
(212) 887-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________

Mitchell B. Kleinman
General Counsel and Executive Vice President
KBW, Inc.
787 Seventh Avenue
New York, New York 10019
(212) 887-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________

Copies to: Michael T. Kohler Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300
________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum offering price(1)(2)	Amount of registration fee
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Depositary Shares(3)
Senior Debt Securities
Subordinated Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units
Total	$150,000,000		$150,000,000	$17,190(4)

(1)
An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold as shall have an aggregate maximum offering price not to exceed $150,000,000.  Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum initial offering price per unit will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder.  The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock and debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
This Registration Statement also registers, where required, an indeterminate amount of securities that may be reoffered and resold by Keefe, Bruyette & Woods, Inc. and other affiliates of the registrant in market-making transactions.

(3)	To be represented by Depositary Receipts representing an interest in Preferred Stock.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (for purposes of this Explanatory Note, this Post-Effective Amendment) to the Registration Statement on Form S-3 (File No. 333-174999) (for purposes of this Explanatory Note, the Registration Statement) of KBW, Inc. (for purposes of this Explanatory Note, the Registrant) is being filed for the purpose of amending the Registration Statement to reflect that the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) because the worldwide market value of its outstanding common stock held by non-affiliates was less than $700 million during the 60-day period preceding the most recent determination date.  This filing is being made to convert the Registration Statement to the proper submission type for a non-automatic shelf registration statement. All filing fees with respect to the registration of the securities registered hereunder were previously paid by the Registrant in connection with the filing of the Registrant’s Post-Effective Amendment No. 1 to this Registration Statement on February 24, 2012.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 29, 2012
PROSPECTUS

KBW, Inc.

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

_____________

We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, stock purchase contracts, or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

We will provide specific terms of any offering of these securities in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “KBW.”

________________________

Investing in our securities involves risks.  You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the information incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________________

We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

________________________

The date of this prospectus is                       , 2012.

TABLE OF CONTENTS

Prospectus

Page

About this Prospectus	ii
Where You Can Find More Information	ii
Special Note Regarding Forward-Looking Statements	iii
The Company	1
Risk Factors	2
Ratios of Earnings to Fixed Charges	3
Use of Proceeds	3
Description of Capital Stock	3
Description of Depositary Shares	7
Description of Debt Securities	7
Description of Warrants	17
Description of Stock Purchase Contracts and Stock Purchase Units	18
Forms of Securities	19
Plan of Distribution (Conflicts of Interest)	21
Legal Matters	23
Experts	23

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any of the securities described in this prospectus.  This prospectus provides you with a general description of the securities we may offer.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “KBW,” “KBW, Inc.,”  “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean KBW, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise indicates.
________________________

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our common stock is listed and traded on the New York Stock Exchange, or “NYSE”.  You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005.  Information about us, including our SEC filings, is also available at our Internet site at http://www.kbw.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Definitive Proxy Statement on Schedule 14A filed on May 6, 2011;

•	Our Current Reports on Form 8-K filed on January 27, 2012 and February 23, 2012; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 8, 2006.

ii

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Alan Oshiki
Investor Relations
KBW, Inc.
787 Seventh Avenue
New York, New York, 10019
(866) 529-2339

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by our company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology.  These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.  In particular, you should consider the numerous risks described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, including those discussed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011.

We operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

iii

THE COMPANY

We are a full service investment bank specializing in the financial services industry.  Since our founding in 1962, our commitment to this industry, our long-term relationships with clients and our recognized industry expertise have made us a trusted advisor to our corporate clients and a valuable resource for our institutional investor customers.  We have built our reputation for excellence in financial services on the basis of our research platform, our senior professionals, our track record of market innovation, and the strength of our execution capabilities.

Our business is organized into three general service offerings:  (i) investment banking, including mergers and acquisitions (“M&A”) and other strategic advisory services, equity and fixed income securities offerings, and mutual thrift conversions, (ii) equity and fixed income sales and trading, and (iii) research that provides fundamental, objective analysis that identifies investment opportunities and helps our investor customers make better investment decisions.  As of December 31, 2011, we ceased offering asset management services to clients.

Within our full service business model, our focus includes bank and thrift holding companies, banks, thrifts, insurance companies, broker-dealers, mortgage banks, asset management companies, mortgage and equity real estate investment trusts (“REITs”), consumer and specialty finance firms, financial processing companies and securities exchanges. As of December 31, 2011, our research department covered an aggregate of 679 financial services companies, including 440 companies in the United States and Canada, 153 in Europe and 86 in Asia.  Our revenues are derived from a broad range of products and sectors within the financial services industry.

We have traditionally emphasized serving investment banking clients in the small and mid cap segments of the financial services industry, market segments that we believe have traditionally been underserved by larger investment banks.  We are dedicated to building long-term relationships and growing with our clients, providing them with capital raising opportunities and strategic advice at every stage of their development.  We have continued to provide services to many of our clients as they have grown to be large cap financial institutions.  We have also provided financial advisory services to large cap financial services companies who were not previously long-term investment banking clients.

We provide our investment banking, sales and trading and research services in the U.S., Europe and Asia through three wholly-owned operating subsidiaries:  Keefe, Bruyette & Woods, Inc., a U.S. registered broker dealer headquartered in New York; Keefe, Bruyette & Woods Limited, an investment firm in London, U.K. authorized and regulated in the U.K. by the Financial Services Authority and Keefe, Bruyette & Woods Asia Limited, an investment firm headquartered in Hong Kong licensed and regulated in Hong Kong by the Securities and Futures Commission.  We have additional offices in the U.S. in Atlanta, Boston, Chicago, Hartford, Houston, Richmond (Virginia) and San Francisco and an office in Tokyo, Japan.  We manage these subsidiaries and provide these services as a single business available to our clients and customers on a global basis.  Our research is prepared for global distribution, and we have sales, trading and investment banking personnel in each jurisdiction able to provide access to any of the markets we serve.

We also invest in privately placed securities and limited partnerships for strategic purposes and make strategic principal investments in publicly traded securities.

In 2012, the Company will mark its 50th anniversary.  We remain one of the few publicly traded investment banks that has been independent through its entire history.  We have had significant employee ownership throughout our history and believe that employee ownership has been an important element of our long term success with our continuing goal to provide best in class service to our clients and customers.  The year 2011 marked the tenth anniversary of the tragedies of September 11, 2001, which directly affected our company.  Our headquarters in the World Trade Center was destroyed and 67 employees, nearly half of our New York staff, perished that day. Five of our nine board members, including our co-CEO and Chairman, died. The employees of several departments, including equity trading and fixed income sales and trading and research, were nearly completely lost.  Despite these losses, the depth of experience and longevity of our employee base and their personal commitment to rebuilding our company left us with people with the knowledge and commitment to continue, renew and significantly grow our business.

Our principal executive office is located at 787 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 887-7777.

RISK FACTORS

You should carefully consider, among other things, the risks and other matters that are identified or discussed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011 and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

Year ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	- (2)	8.7 x	8.4 x	- (3)	3.7 x
_______________________
(1)
The ratio of earnings / (losses) to fixed charges was computed by dividing earnings / (losses) available for fixed charges by fixed charges.  Fixed charges consist of interest expense, including the  interest portion of operating lease rental expense (interest factor deemed to be one-third of operating lease rental expense), and exclude restructuring charges.

(2)
Earnings / (losses) available for fixed charges for the year ended December 31, 2011 were inadequate to cover total fixed charges.  Additional income before income tax expense of $51.0 million would have been necessary to bring the ratio to 1.0.

(3)
Earnings / (losses) available for fixed charges for the year ended December 31, 2008 were inadequate to cover total fixed charges.  Additional income before income tax expense of $102.0  million would have been necessary to bring the ratio to 1.0.

We do not calculate ratios of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by KBW of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.  Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

General Matters

The following description of our common stock and preferred stock and the relevant provisions of our certificate of incorporation and by-laws are summaries thereof and are qualified in their entirety by reference to our amended and restated certificate of incorporation and by-laws, copies of which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part, and applicable law.

Our authorized capital stock consists of 140,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of December 31, 2011, there were 32,752,228 shares of our common stock outstanding (this amount (1) includes 3,876,618 shares of unvested restricted stock but (2) excludes 867,310 shares of common stock underlying outstanding restricted stock units).

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.  At present, we have no plans to issue any preferred stock.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware General Corporation Law, or DGCL, and our amended and restated certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes.  At each of our annual meetings of stockholders, the successors of the class of directors whose term expires at that meeting of stockholders will be elected for a three-year term, one class being elected each year by our stockholders.  In addition, our directors will only be able to be removed for cause by vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors.  This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the board of directors.

Size of Board and Vacancies

Our amended and restated certificate of incorporation and bylaws provide that, subject to the rights of any holders of preferred stock to elect additional directors under specified circumstances, the number of directors on our board of directors will be fixed exclusively by our board of directors.  Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the majority vote of our remaining directors in office.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation, subject to the rights of any holders of preferred stock to elect additional directors under specified circumstances, eliminates the right of our stockholders to act by written consent.  Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our bylaws, subject to the rights of the holders of any outstanding series of preferred stock, only our chairman of the board or the board of directors pursuant to a resolution by a majority of the total number of directors we would have if there were no vacancies on the board may call special meetings of our stockholders.  Stockholders are not permitted to call, or to require that our chairman or our board of directors call, a special meeting of stockholders.  Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Supermajority Voting

Our amended and restated certificate of incorporation provides that amendments to provisions involving stockholder action by written consent, the number and tenure of directors, removal of directors, amendments to the company’s bylaws and the supermajority amendment provision of the amended and restated certificate of incorporation shall require an affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.  Our amended and restated certificate of incorporation provides that amendments to the bylaws may be made either (i) by a vote of a majority of the board of directors or (ii) by a vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

No Cumulative Voting

Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Delaware Anti-Takeover Law

We are subject to the “business combination” provisions of Section 203 of the DGCL.  In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation of Liability and Indemnification Matters

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our amended and restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time.  Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our bylaws and our amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, as now in effect or as amended, we will indemnify and hold harmless any person made or threatened to be made a party to any action by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent.  We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision; provided however, that if the DGCL so requires, the payment of expenses incurred by an officer or director in his or her capacity as an officer or director in advance of the final disposition of a proceeding will be made only when we receive an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us.  Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers.  Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each representing a fraction of a share of our preferred stock, as will be specified in the applicable prospectus supplement.  In the event we elect to do so, we will issue to the public receipts evidencing the depositary shares and the underlying whole shares of preferred stock will be issued to a depositary under an applicable deposit agreement.  The particular terms of the depositary shares offered by any prospectus supplement will be described in such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Debt May Be Senior or Subordinated

We may issue senior or subordinated debt securities.  The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt, will be issued under the senior debt indenture which we will enter into with one or more trustees (the “Senior Debt Indenture”), and will rank on a parity with all of our other unsecured and unsubordinated debt.  The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under the subordinated debt indenture which we will enter into with one or more trustees (the “Subordinated Debt Indenture”), and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our “senior indebtedness,” which is defined in our Subordinated Debt Indenture.  We have filed forms of the Senior Indenture and the Subordinated Indenture as exhibits to documents incorporated by reference to the registration statement of which this prospectus forms a part.  If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.  We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement.  These descriptions are only summaries, and each investor should refer to the applicable indenture and any supplements thereto, which describe completely the terms and definitions summarized below and contains additional information regarding the debt securities.  Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture.  Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.  The indentures are substantially identical, except for the provisions relating to KBW’s negative pledge, which may be included in the Senior Debt Indenture only, and the provisions relating to subordination and the shorter list of events of default under the Subordinated Debt Indenture.

We may issue debt securities from time to time in one or more series.  The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue.  The debt securities may be denominated and payable in U.S. dollars or foreign currencies.  We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates or indices of currency exchange rates, securities or baskets or indices of securities or other property, commodity prices or indices, or any other property, or any combination of the foregoing.  Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable underlying asset on the relevant payment dates.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security.  Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	whether interest will be payable in cash or payable in kind;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•
whether we will issue the debt securities in registered form or bearer form or both, if we are offering debt securities in registered form primarily outside the United States, and if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another, to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•
the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or into any other property or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•
information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any applicable U.S. federal income tax consequences, including:

o
whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

o	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes; and

o	tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

•
any other specific terms of the debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee.  If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities” below.

Redemption and Repurchase of Debt Securities

Optional Redemption by KBW.  If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities.

Notice of Redemption.  We will mail a notice of redemption to each holder or, in the case of global debt securities, to the Depositary, as holder of the global debt securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the paying agent.  The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

Repayment at Option of Holder.  If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its maturity date.  The repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.  For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•
a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter.  However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable.  The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

Open Market Purchases by KBW.  We may purchase debt securities at any price in the open market or otherwise.  Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Indentures

Debt securities that will be senior debt will be issued under a Senior Indenture to be entered into on a future date.  Debt securities that will be subordinated debt will be issued under a Subordinated Indenture to be entered into on a future date.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit us from making payments on these securities.  Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness.  The Subordinated Debt Indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, KBW for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that KBW determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by KBW in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to KBW or its affiliates.  Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 1.01).

The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•
that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•
that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 13.01).

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

Negative Pledge.  Because we are a holding company, our assets consist primarily of the securities of our subsidiaries.  The negative pledge provisions of the Senior Debt Indenture limit our ability to pledge some of these securities.  The Senior Debt Indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the Senior Debt Indenture on:

•
the voting securities of Keefe, Bruyette & Woods, Inc. or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which we refer to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.

For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened.  (Senior Debt Indenture, Section 3.06).

The Subordinated Debt Indenture does not include negative pledge provisions.

Merger, Consolidation, Sale, Lease or Conveyance.  Each indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

o	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

o	will expressly assume all of our obligations under the indenture and the debt securities issued under the indenture; and

•
immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture applicable to us.  (Indentures, Section 9.01).

Absence of Protections against All Potential Actions of KBW.  There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of KBW or a highly leveraged transaction.  The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of KBW or a sale, lease or conveyance of all or substantially all of our assets.  However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indentures provide holders of debt securities with remedies if we fail to perform specific obligations or if we become bankrupt.  Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not.  Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•
default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

An event of default is defined under the Subordinated Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement, the debt securities issued under either indenture will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

Acceleration of Debt Securities upon an Event of Default.  The Senior Debt Indenture provides that:

•
if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of KBW applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to KBW and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to a default in the performance of any other covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of KBW, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to KBW and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.  (Senior Debt Indenture, Section 5.01).

Unless otherwise stated in the applicable prospectus supplement, debt securities issued under the Senior Debt Indenture will have the benefit of these acceleration provisions.

The Subordinated Debt Indenture provides that:

•
if an event of default applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to KBW and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to specified events of bankruptcy, insolvency or reorganization of KBW, occurs and is continuing, or if an event of default applicable to all outstanding debt securities issued under that indenture is provided in the supplemental indenture under which such series of debt securities is issued or in the form of debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to KBW and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.  (Subordinated Debt Indenture, Section 5.01).

Annulment of Acceleration and Waiver of Defaults.  The Senior Debt Indenture provides that:

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities.  (Senior Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected.  (Senior Debt Indenture, Section 5.10).

The Subordinated Debt Indenture provides that:

In some circumstances, if any and all defaults (as defined below) under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities.  (Subordinated Debt Indenture, Section 5.01).

Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected.  (Subordinated Debt Indenture, Section 5.10).

Defaults.  In the case of the Subordinated Debt Indenture, a default is defined, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•
default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”);

•	an event of default with respect to such series of debt securities; or

•	any other default provided in the supplemental indenture under which that series of debt securities is issued. (Subordinated Debt Indenture, Section 5.06).

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the Subordinated Debt Indenture, including a default in the payment of principal or interest.  If a default in the payment of principal of, or any interest on, any series of debt securities issued under the Subordinated Debt Indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid.  (Subordinated Debt Indenture, Section 5.02).  If any default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the indenture to protect the rights of the trustee and the holders of the debt securities issued under the Subordinated Debt Indenture.  (Subordinated Debt Indenture, Section 5.04).

Indemnification of Trustee for Actions Taken on Your Behalf.  Each indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders.  (Indentures, Section 6.02).  Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  (Indentures, Section 5.09).

Limitation on Actions by You as an Individual Holder.  Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•
the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.  (Indentures, Sections 5.06 and 5.09).

Annual Certification.  Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.  (Indentures, Section 3.05).

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.  (Indentures, Section 10.01).

Discharge of Indenture.  If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•
irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the indenture with respect to the securities of such series, then the indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time.  We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of debt securities from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default.  Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•
We irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

•	We deliver to the relevant trustee an opinion of counsel to the effect that:

o	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

o	the defeasance or covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

In the case of a defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

•	In the case of the Subordinated Debt Indenture:

o
no event or condition will exist that, under the provisions described under “—Subordination Provisions” above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

o
we deliver to the trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.  (Subordinated Debt Indenture, Section 10.01).

Modification of the Indentures

Modification Without Consent of Holders.  We and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.01).

Modification with Consent of Holders.  We and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities.  However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal and any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•
alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of KBW or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the relevant indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the relevant indenture. (Indentures, Section 8.02).

Modification of Subordination Provisions.  We may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding.  (Subordinated Debt Indenture, Section 8.06).

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen.  The mutilated debt securities must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, the paying agent, the registrar, in the case of registered debt securities, and the applicable trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered debt securities, and the applicable trustee may be required before a replacement debt security will be issued.

Concerning Our Relationship with the Trustees

We and our subsidiaries may maintain ordinary banking relationships and credit facilities with the trustees under the indentures.

Governing Law

The debt securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Offered Warrants

We may offer warrants separately or together with one or more additional warrants, purchase contracts, shares of preferred stock, shares of common stock and debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities or property in the unit prior to the warrants’ expiration date.  Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants to purchase or sell, on terms to be determined at the time of sale:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	currencies;

•	commodities;

•	any other property; or

•	any combination of the above.

We refer to the property in the above clauses as “warrant property.”  We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities, commodities or other property, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants or call warrants, whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each warrant;

•
the price at which and the currency with which the underlying securities, currencies, commodities or other property may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the warrants or both and the method of exercising the warrants;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, other property or combination thereof;

•	the applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants.  We will file the form of warrant agreement by amendment or as an exhibit to documents to be incorporated or deemed to be incorporated by reference in the registration statement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                The following description of stock purchase contracts and stock purchase units sets forth certain general terms that may apply to the stock purchase contracts and/or stock purchase units that we may offer under this prospectus. The specific terms of any stock purchase contracts or stock purchase units and any related security, collateral or depository arrangements will be described in the applicable prospectus supplement relating to the stock purchase contracts or stock purchase units. We will file forms of the relevant documents by amendment or as exhibits to documents to be incorporated or deemed to be incorporated by reference in the registration statement. The specific terms of any stock purchase contracts or stock purchase units as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

FORMS OF SECURITIES

Each debt security, warrant, stock purchase contract and stock purchase unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under “—Limitations on Issuance of Bearer Securities,” in bearer form, where our obligation runs to the bearer of the security.  Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or stock purchase units represented by these global securities (other than global bearer securities, which name the bearer as owner).  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “—Global Securities.”

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and stock purchase unit agents and any other agents of ours, any agents of the trustee or any agents of any warrant agents or stock purchase unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.  Neither we nor any trustee, warrant agent, stock purchase unit agent, other agent of ours, agent of the trustee or agent of the warrant agents or stock purchase unit agents have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so.  Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities.  Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

References to “you” in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or bearers or only indirect owners of beneficial interests in those securities.

Global Securities

Registered Global Securities.  We may issue the registered debt securities, warrants, stock purchase contracts and stock purchase units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee.  In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Bearer Global Securities.  The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream, Luxembourg, or with a nominee for the depositary identified in the prospectus supplement relating to those securities.

The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

For securities issued on or before March 18, 2012, and in compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D).  Any underwriters, agents or dealers participating in the offerings of such bearer securities, directly or indirectly, must agree that:

•
they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•
they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

•
In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless KBW has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person;

•
is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through the certification date, and in the case of either (a) or (b) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that KBW may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder; or

•
is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions (as described in Treasury Regulations Section 1.163-5(c)(2)(v)) except as permitted by the above regulations.

Bearer securities, other than temporary global securities, and any coupons or talons issued with bearer securities will bear the following legend, in English:  “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”  The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on, the sale, exchange or redemption of that bearer security, coupon or talon.

Unless otherwise provided in the applicable prospectus supplement, for securities issued after March 18, 2012, bearer securities, including bearer securities in global form, will not be issued unless (i) such bearer securities are considered to be in “registered form” for U.S. federal income tax purposes or (ii) such bearer securities are otherwise issued in compliance with applicable U.S. federal income tax laws and regulations.

As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units.  As used herein, “United States person” means a citizen or individual resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Stock Purchase Units

The form of the warrant or stock purchase contract included in a stock purchase unit will correspond to the form of the stock purchase unit and of any other security included in that stock purchase unit.

The Depositary

We will designate a depositary for any registered global security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.  The agents, underwriters or dealers generally will include Keefe, Bruyette & Woods, Inc., our wholly-owned subsidiary, or other affiliates of ours.  We may sell our shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.  Any at-the-market offering of common stock will be through an underwriter, or underwriters, acting as principal(s) or agent(s) for us.

We may designate agents from time to time to solicit offers to purchase these securities.  We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and state any commissions we are to pay to that agent in the applicable prospectus supplement.  That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement.  The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent—in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities.  Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option.  The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option.  The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities.  Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities.  The underwriters are not required to engage in these activities and may end any of these activities at any time.

If so indicated in the applicable prospectus supplement, one or more firms, including Keefe, Bruyette & Woods, Inc., which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms.  We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any loan of common stock or short position created in connection with those sales.  We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out any loan of common stock or such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus.  We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities or warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Each underwriter, agent or dealer participating in the offering of the securities will represent and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable prospectus supplement or this prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the underwriter’s, agent’s or dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

We estimate that we will spend approximately $290,000 for printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the securities registered on our shelf registration statement.

With respect to sales of securities in any jurisdictions outside of the United States, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable prospectus supplement.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Keefe, Bruyette & Woods, Inc., our wholly-owned subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and may participate in distributions of the offered securities.  Accordingly, offerings of offered securities in which Keefe, Bruyette & Woods, Inc. participates will conform to the requirements set forth in FINRA Rule 5121 and/or any other rule which might complement or substitute said provision.  Furthermore, Keefe, Bruyette & Woods, Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior approval of the customer.  In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds.

Underwriters, agents and dealers participating in offerings of the securities that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of our internal control over financial reporting as of December 31, 2011 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports relating to the consolidated financial statements, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee	$17,190
Legal fees and expenses*	100,000
Accounting fees and expenses*	50,000
FINRA filing fees	0
Trustee’s fees and expenses*	5,000
Printing and engraving*	50,000
Miscellaneous*	67,810

Total*	$290,000
______________________
* Estimated expenses

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Registrant’s Certificate of Incorporation and By-laws provide for indemnification by the Registrant of its directors and officers and any individual serving at the corporation’s request as a director, officer, employee or agent of another organization to the fullest extent authorized by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The Delaware General Corporation Law provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.  Change of control agreements entered into by and between the Registrant and each of Mitchell B. Kleinman and Robert Giambrone, executive officers of the Registrant, provide that, in the event of a change of control event (as defined in the agreements), during the employment of such executive and for seven years following his date of termination, the Registrant shall provide the executive with indemnification and directors’ and officers’ liability insurance coverage as in effect at any time during the 120-day period immediately preceding a change of control of the Registrant, or, if more favorable to the executive, as in effect generally at any time thereafter with respect to other peer executives, or directors, of the Registrant and affiliated companies.  In addition, employment agreements entered into by and between the Registrant and each of Thomas B. Michaud, Andrew M. Senchak, John G. Duffy, Robert Giambrone and Mitchell B. Kleinman, executive officers of the Registrant, provide that the Registrant shall indemnify them to the fullest extent permitted by law and that such indemnity continues even after the executive has ceased to be an officer, director, agent or employee of the Registrant.  The indemnification provisions in the afore-mentioned agreements may be sufficiently broad to permit indemnification of executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Delaware General Corporation Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation or otherwise as a matter of law.

Reference is made to the form of Underwriting Agreement which will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of the Registrant’s officers, directors and controlling persons against specified liabilities.

Item 16.  Exhibits

1.1	Form of Underwriting Agreement (a)
3.1
Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to KBW, Inc.’s quarterly report on Form 10-Q with respect to the quarter ended September 30, 2007 filed on November 13, 2007)

3.2	Second Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to KBW, Inc.’s current report on Form 8-K filed on October 22, 2008)
4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-1/A (No. 333-136509) filed on September 28, 2006)
4.4	Form of preferred stock certificate of designation (a)
4.5	Form of Deposit Agreement with respect to depositary shares (including form of depositary receipt) (a)
4.6	Form of senior debt security (a)
4.7	Form of subordinated debt security (a)
4.8	Form of Warrant Agreement (including form of warrant) (a)
4.9	Form of Stock Purchase Contract (including form of stock purchase contract certificate) (a)
4.10	Form of Unit Agreement (including form of unit certificate) (a)
5.1	Opinion of Sidley Austin LLP, regarding the legality of the securities being registered (b)
12.1	Computation of ratio of earnings to fixed charges (c)
23.1	Consent of KPMG LLP (c)
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors (b)
25.1	Statement of Eligibility of the Senior Debt Trustee on Form T-1 (a)
25.2	Statement of Eligibility of the Subordinated Debt Trustee on Form T-1 (a)

__________________________________

(a)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
(b)	Previously filed.
(c)	Filed herewith.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 29, 2012.

KBW, INC.

By:	/s/ Thomas B. Michaud
Name: Thomas B. Michaud
Title: Chief Executive Officer

Signature	Title

/s/ Thomas B. Michaud	Director, Chief Executive Officer
Thomas B. Michaud	(Principal Executive Officer)

*	Chief Financial Officer
Robert Giambrone	(Principal Financial and Accounting Officer)

*
Andrew M. Senchak	Director, Chairman
*
John G. Duffy	Director
*
Daniel M. Healy	Director
*
Christopher M. Condron	Director
*
James K. Schmidt	Director
*
Michael J. Zimmerman	Director

*By:         /s/     Brian W. Heller
           Brian W. Heller
           Attorney-in-fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (a)
3.1
Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to KBW, Inc.’s quarterly report on Form 10-Q with respect to the quarter ended September 30, 2007 filed on November 13, 2007)

3.2	Second Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to KBW, Inc.’s current report on Form 8-K filed on October 22, 2008)
4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-1/A (No. 333-136509) filed on September 28, 2006)
4.4	Form of preferred stock certificate of designation (a)
4.5	Form of Deposit Agreement with respect to depositary shares (including form of depositary receipt) (a)
4.6	Form of senior debt security (a)
4.7	Form of subordinated debt security (a)
4.8	Form of Warrant Agreement (including form of warrant) (a)
4.9	Form of Stock Purchase Contract (including form of stock purchase contract certificate) (a)
4.10	Form of Unit Agreement (including form of unit certificate) (a)
5.1	Opinion of Sidley Austin LLP, regarding the legality of the securities being registered (b)
12.1	Computation of ratio of earnings to fixed charges (c)
23.1	Consent of KPMG LLP (c)
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors (b)
25.1	Statement of Eligibility of the Senior Debt Trustee on Form T-1 (a)
25.2	Statement of Eligibility of the Subordinated Debt Trustee on Form T-1 (a)

__________________________________

(a)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
(b)	Previously filed.
(c)	Filed herewith.